Stock Option Agreement

THIS AGREEMENT is dated for reference the 11th day of January, 2002,

among:

            DR. FARSHAD MOFTAKHAR, of 15303 Ventura Boulevard, 9th Floor, Sherman Oaks, California 91403

            (the "Optionor")                                 OF THE FIRST PART

AND:

            612559 B.C. LTD., a company duly incorporated pursuant to the laws of Province of British Columbia and having its registered and records office at Suite 1200, 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

            (the "Optionee")                                OF THE SECOND PART

WHEREAS:

A. Pursuant to the subscription agreement (the "Subscription Agreement") dated for reference the 11th day of January, 2002, between the Optionor and MarketU Inc. ("MarketU"), the Optionor has agreed to acquire a certain number of Series B Preferred Shares ("Preferred Shares") from MarketU. Each Preferred Share may at any time be exchanged for one Common Share of the Company without additional payment to the Company.

B. The Optionor desires to grant, and the Optionee desires to obtain, an option to purchase 50% of the total number of Preferred Shares of the Company acquired by the Optionor pursuant to the Subscription Agreement, including any Common Shares acquired by the Optionor upon conversion of the Preferred Shares, during the term of this share option agreement (this "Agreement") and pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1. Consideration for Option. Subject to the terms and conditions of this Agreement, the Optionee hereby pays to the Optionor, and the Optionor hereby accepts from the Optionee, the sum of US$2.00 as consideration for the granting of the Option (as hereinafter defined).

2. The Option. The Optionor hereby irrevocably grants to the Optionee an option (the "Option") to purchase 50% of the total number of Preferred Shares of the Company acquired by the Optionor pursuant to the Subscription Agreement, including any Common Shares acquired by the Optionor upon conversion of the Preferred Shares, (collectively, the Preferred Shares and Common Shares which are subject to the Option are referred to as "Subject Shares") on the terms and conditions herein described.

3. Option Expiry Date. The expiry date of the Option (the "Expiry Date") shall be 4:00 p.m. Vancouver time on February 28, 2003.


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4.    Effect of Expiry. If the Option is not exercised by the Optionee on or before the Expiry Date, the Option shall be null and void, and neither party will have any further or ongoing obligation to each other as may be described in this Agreement on and after the Expiry Date, unless the parties agree to in writing to extend the Expiry Date.

5. Effect of Exercise. If the Option is exercised before the Expiry Date, the Optionor and the Optionee shall be deemed to have entered into a binding agreement for the sale and purchase of the Subject Shares pursuant to the Option on the terms and conditions set forth in this Agreement.

6. Exercise Price. The purchase price for the Subject Shares (the "Exercise Price") shall be US$0.80 per share.

7. Notice to Exercise Option. To exercise the Option to purchase any of the Subject Shares, the Optionee shall deliver to the Optionor a notice in the form attached hereto as Schedule "A" (the "Notice") in writing specifying the number of Subject Shares (the "Exercised Shares") the Optionee will purchase.

8. Completion Date. The acquisition of the Exercised Shares shall be completed on the 3rd business day after the date the Notice is delivered (the "Completion Date"), or such other date as agreed to between the Optionor and Optionee.

9. Optionee's Delivery. Upon any Option being exercised and at the Completion Date, the Optionee shall deliver or cause to be delivered to the Optionor a certified cheque or bank draft representing the Exercise Price, determined pursuant to paragraph 6, of the Exercised Shares, made payable to the Optionor.

10. Optionor's Delivery. Upon any Option being exercised and at the Completion Date, the Optionor shall deliver or cause to be delivered to the Optionee share certificate or share certificates duly registered in the name of the Optionee or its assignee, as specified in the Notice.

11. Legal and Beneficial Title. Upon completion of the purchase and sale on the Completion Date, the Optionee shall own the legal and beneficial title to the Exercised Shares.

12. Optionor's Representations and Warranties. The Optionor represents and warrants to the Optionee that as of the date hereof:

     (a) the Optionor has due and sufficient right and authority to enter into this Agreement;

     (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby will not result in the creation of any lien, encumbrance or other charge on the Subject Shares; and

     (c) no person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Optionor of any or all of the Subject Shares.

The Optionor represents and warrants to the Optionee that immediately before theCompletion Date:

     (d) the Optionor is the beneficial owner of the Subject Shares, and the Subject Shares are free and clear of all liens, claims, security interests, charges and encumbrances of every nature and kind whatsoever; and

     (e) the Optionor has due and sufficient right and authority to sell and transfer legal title and beneficial ownership of the Subject Shares to the Optionee.

13. Optionor's Covenant. The Optionor agrees with the Optionee that, from the day the Subject Shares are issued to the Optionor to the day after the Expiry Date:

     (a) the Optionor shall remain the beneficial owner of the Subject Shares and keep the Subject Shares free and clear of all liens, claims, security interests, charges and encumbrances of every nature and kind whatsoever; and

     (b) subject to the Options granted herein, the Optionor shall not sell, transfer, enter into any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Optionor of any of the Subject Shares.

14. Assignment. The Optionee may assign its rights in whole or in part to any part of this Agreement to any person or persons it determines in its sole discretion.

15. Time of Essence. Time is of the essence of this Agreement and of the agreement of purchase and sale resulting from the exercise of the Option herein.

16. Notice. Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telecopied, telexed or telegraphed to, or delivered at, the address of the other party set forth at the beginning of this Agreement or at such other address as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received, if mailed, five (5) days after the time of mailing, or if telecopied, telexed or telegraphed, one (1) business day after the time of telecopy, telex or telegraph transmission, and if delivered, upon the date of delivery. If normal mail, telecopy, telex or telegraph service or services is or are interrupted by strike, slow-down, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

17. Headings. The headings in this Agreement have been inserted for ease of reference only, and shall not be considered a part of this Agreement.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein which shall be deemed to be the proper law hereof.


19. Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds. References to "Cdn$" are to Canadian dollars and references to "US$" and "$" are to United States dollars.

20. Recitals. The recitals to this Agreement shall form a part of and are an integral part of this Agreement.

21. Arbitration. Should there be a disagreement or dispute between or among the parties hereto with respect to this Agreement or the interpretation thereof, the same shall be referred to a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia, and the determination of such arbitrator will be final and binding upon the parties hereto unless otherwise provided for in this Agreement. The cost of such arbitrator shall be awarded by the arbitrator within the arbitrator's discretion.

22. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

23. Execution by Counterparts. This Agreement may be executed by the parties hereto in as many counterparts as may be necessary or by telecopied facsimile and each such agreement or telecopied facsimile so executed shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF the parties hereto have subscribed their names as of the date and year first above written.

SIGNED, SEALED and DELIVERED by DR.       )
FARSHAD MOFTAKHAR in the presence of:     )
                                          )
______________________________            )
Witness Name - Signature                  )
                                          )
                                          )                              (seal)
--------------------------------------    )-------------------------------
Witness Name - Print                      ) DR. FARSHAD MOFTAKHAR
                                          )
                                          )
______________________                    )
Address                                   )
                                          )
______________________                    )
City, Province                            )
                                          )
______________________                    )
Occupation                                )


612559 B.C. LTD.


per:____________________________
      Ken Galpin, President

                                  Schedule "A"

                        NOTICE TO EXERCISE STOCK OPTIONS

TO:         Dr. Farshad Moftakhar

Please be advised that the undersigned wishes to exercise its right and option to purchase ______________________ Series B Preferred Shares (or Common Shares acquired by Dr. Farshad Mofthakhar upon conversion of the Series B Preferred Shares) at US$0.80 per share pursuant to the Stock Option Agreement dated for reference the 11th day of January, 2002 between Dr. Mofthakhar and 612559 B.C. Ltd. The undersigned hereby tenders a certified cheque or bank draft as payment of the purchase price of the said shares in the amount of US$____________ made payable to Dr. Mofthakhar.

Registration Instruction

Please register the share certificates representing the Exercised Shares as follows:

      ____________________________________________________

      ____________________________________________________


      ____________________________________________________
       [name and address]


Dated this __________ day of ________________, 20________.


WITNESS:                        )
                                )
                                )
_____________________           )      ___________________________
Signature                       )      Signature of Optionee
                                )
                                )
_____________________           )      ___________________________
Print Name                             Print name of Optionee










T. MarketU Option Agree Moftakhar-BC Ltd. 2-12-02